Exhibit (a)(6)


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                              NOTICE OF WITHDRAWAL


      The undersigned hereby withdraws units of limited partnership interest in Century Properties Fund XIX ("Units") heretofore tendered by the undersigned to AIMCO Properties, L.P. pursuant to its tender offer dated February 16, 2005, as amended to date.

Name of person who tendered Units: ____________________________________________

Name of registered Unit holder (if different):_________________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________


Date: _______________, 2005


____________________________________
Signature of Withdrawing Unit Holder


______________________________________
Signature of Joint Unit Holder, if any


INSTRUCTIONS

      For a withdrawal to be effective, a written notice of withdrawal must be timely received by the information agent for AIMCO Properties, L.P. at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed AIMCO Properties, L.P.'s letter of transmittal in the same manner as such letter of transmittal was signed. The information agent and its contact information are as follows:

THE ALTMAN GROUP, INC.
By Mail:
1275 Valley Brook Avenue
Lyndhurst, NJ 07071

By Overnight Courier:
1275 Valley Brook Avenue
Lyndhurst, NJ 07071.

By Fax: (201) 460-0050

For information, please call:
By Telephone: TOLL FREE: (800) 467-0821


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